UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2007

HERCULES OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51582	56-2542838
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Greenway Plaza, Suite 2950 Houston, Texas	77046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 979-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On November 21, 2007, the Venezuelan Branch of Cliffs Drilling Company, a subsidiary of Hercules Offshore, Inc. (the “Company”), executed purchase agreements (the “Agreements”) with Petrex Sudamerica Sucursal de Venezuela S.A. and Saipem Perfurações e Construções Petrolíferas Lda (collectively “Buyer”), for the sale by the Company of its nine land rigs and related assets (the “Land Rigs”), which are currently located in Venezuela, Trinidad and the United States of America. The total purchase price to be paid by Buyer for the Land Rigs is $107,000,000, subject to certain adjustments as set forth in the Agreements. The closing of the sale of the Land Rigs is expected to occur on or before December 31, 2007 and is subject to customary closing conditions.

A copy of the Company’s press release announcing the sale of the Land Rigs is furnished as Exhibit 99.1 to this Report and is incorporated by reference into this Item 7.01.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1 Press Release dated November 26, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.

Date: November 26, 2007	By:	/s/ James W. Noe
James W. Noe
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 26, 2007